                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                               ARDEN REALTY, INC.
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                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                               ARDEN REALTY, INC.

                            11601 Wilshire Boulevard
                                  Fourth Floor
[ARDEN LOGO]             Los Angeles, California 90025

                                                                   June 23, 1998

Dear Shareholder:

        You are cordially invited to attend the special meeting of shareholders of Arden Realty, Inc. to be held on July 22, 1998, at 2:00 p.m. in the corporate offices of Arden Realty, Inc. located at 11601 Wilshire Boulevard, Fourth Floor, Los Angeles, California 90025.

        Information about the meeting and the various matters on which the shareholders will act is included in the Notice of Special Meeting of Shareholders and Proxy Statement that follows. Also included is a Proxy Card and postage paid return envelope.

        It is important that your shares be represented at the meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.

                                      Sincerely,

                                      /s/ RICHARD S. ZIMAN
                                      Richard S. Ziman
                                      Chairman of the Board and
                                      Chief Executive Officer

                               ARDEN REALTY, INC.

--------------------------------------------------------------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

                            TO BE HELD JULY 22, 1998

To the shareholders of Arden Realty, Inc.:

        NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the "Special Meeting") of Arden Realty, Inc., a Maryland corporation (the "Company"), will be held in the corporate offices of the Company located at 11601 Wilshire Boulevard, Fourth Floor, Los Angeles, CA 90025 on July 22, 1998, at 2:00 p.m., local time, for the following purposes:

        1. To elect one director to serve until the annual meeting of shareholders in the year 2001 and until his successor is duly elected and qualified.

        2. To consider and act upon an amendment to the 1996 Stock Option and Incentive Plan of Arden Realty, Inc. and Arden Realty Limited Partnership to increase the number of shares of Common Stock reserved for issuance thereunder (the "Amendment").

        The Board of Directors has fixed the close of business on June 22, 1998 as the record date (the "Record Date") for determining the shareholders entitled to receive notice of and to vote at the Special Meeting.

        SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

        YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

                                             By Order of the Board of Directors,

                                             /s/ DIANA M. LAING
                                             Diana M. Laing
                                             Chief Financial Officer
                                             and Secretary

June 23, 1998
Los Angeles, California

                               ARDEN REALTY, INC.
                            11601 WILSHIRE BOULEVARD
                                  FOURTH FLOOR
                         LOS ANGELES, CALIFORNIA 90025

--------------------------------------------------------------------------------
                                PROXY STATEMENT
--------------------------------------------------------------------------------

                        SPECIAL MEETING OF SHAREHOLDERS
                                 JULY 22, 1998

                                  INTRODUCTION

       This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Arden Realty, Inc., a Maryland corporation (the "Company"), of proxies from the holders of the Company's issued and outstanding shares of common stock, $.01 par value per share (the "Common Shares"), to be exercised at the Special Meeting of Shareholders (the "Special Meeting") to be held on July 22, 1998 in the corporate offices of the Company located at 11601 Wilshire Boulevard, Fourth Floor, Los Angeles, California 90025 at 2:00 p.m. local time for the purposes set forth in the accompanying Notice of Special Meeting.

       This Proxy Statement and enclosed form of proxy are first being mailed to the shareholders of the Company on or about June 24, 1998.

       At the Special Meeting, the shareholders of the Company will be asked to consider and vote upon the following proposals (the "Proposals"):

       1. The election of one director to serve until the annual meeting of shareholders to be held in the year 2001 and until his successor is duly elected and qualified, and

       2. To consider and act upon an Amendment to the 1996 Stock Option and Incentive Plan of Arden Realty, Inc. and Arden Realty Limited Partnership (the "1996 Incentive Plan") to increase the number of shares of Common Stock reserved for issuance thereunder (the "Amendment").

       Only the holders of record of the Common Shares at the close of business on June 22, 1998 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. Each Common Share is entitled to one vote on all matters. As of the Record Date, 62,319,631 Common Shares were outstanding.

       A majority of the Common Shares outstanding must be represented at the Special Meeting in person or by proxy to constitute a quorum for the transaction of business at the Special Meeting. Abstentions and broker non-votes will count toward the presence of a quorum.

       In order to be elected as a director, a nominee must receive a plurality of all the votes cast at the Special Meeting at which a quorum is present. For purposes of calculating votes cast in the election of the director, abstentions will not be counted as votes cast and will have no effect on the result of the vote on the Proposal regarding the election of the director nominee. The affirmative vote of the holders of a majority of the shares present and entitled to vote at the meeting is required for approval of the proposed Amendment to the 1996 Incentive Plan. For purposes of the vote on the proposed Amendment, abstentions will have the same effect as votes against the proposed Amendment and broker non-votes will not be counted as shares entitled to vote on the matter and will have no effect on the result of the vote.

       The Common Shares represented by all properly executed proxies returned to the Company will be voted at the Special Meeting as indicated or, if no instruction is given, FOR the nominee for director and the Amendment to the 1996 Incentive Plan. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of the Company a duly signed revocation or a proxy bearing a later date or (b) by electing to vote in person at the Special Meeting. Mere attendance at the Special Meeting will not revoke a proxy.

       NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

             ------------------------------------------------------

               The date of this proxy statement is June 23, 1998.

                               EXECUTIVE OFFICERS

        Following is a biographical summary of the experience of the executive and senior officers of the Company.

        RICHARD S. ZIMAN. Mr. Ziman, 55, is a founder of the Company and has served as the Chairman of the Board and Chief Executive Officer and as a Director since its inception. He has been involved in the real estate industry for over 25 years. In 1990, Mr. Ziman formed Namiz and served as its Chairman of the Board and Chief Executive Officer from its inception until the formation of the Company. In 1979 he co-founded Pacific Financial Group, a diversified real estate investment and development firm headquartered in Beverly Hills, of which he was the Managing General Partner. Mr. Ziman received his Bachelor's Degree and his Juris Doctor Degree from the University of Southern California and practiced law as a partner in the law firm of Loeb & Loeb from 1971 to 1980, specializing in transactional and financing aspects of real estate.

        VICTOR J. COLEMAN. Mr. Coleman, 36, is a founder of the Company and has served as the President and Chief Operating Officer and as a Director of the Company since its inception. He was the President, Chief Operating Officer and cofounder of Namiz from 1990 to 1996. From 1987 to 1989, Mr. Coleman was Vice President of Los Angeles Realty Services, Inc. and earlier in his career from 1985 to 1987 was Director of Marketing/Investment Advisor of Development Systems International and an associate at Drexel Burnham Lambert specializing in private placements with institutional and individual investors. Mr. Coleman received his Bachelor's Degree from the University of California at Berkeley and received his Master of Business Administration degree from Golden Gate University.

        DIANA M. LAING. Ms. Laing, 43, has served as Chief Financial Officer of the Company since August 1996 and as Secretary of the Company since February 1997. Prior to joining the Company, Ms. Laing served, from 1985 to 1996, as Executive Vice President and Chief Financial Officer of South West Property Trust, Inc., a publicly traded apartment properties real estate investment trust, and its predecessor Southwest Realty, Ltd. Ms. Laing also served from 1982 to 1985 as Controller, Treasurer and Vice President - Finance of Southwest Realty, Ltd. From 1981 to 1982, Ms. Laing was Controller of Crawford Energy, Inc. and she served as a member of the audit staff of Arthur Andersen & Company from 1978 to 1981. Ms. Laing is a Certified Public Accountant and a member of the American Institute of CPAs and the Texas Society of Public Accountants. Ms. Laing received her Bachelor of Science Degree in Accounting from Oklahoma State University.

        ANDREW J. SOBEL. Mr. Sobel, 39, served as Executive Vice President and Director of Leasing of the Company since its formation through July 1997 and Executive Vice President, Director of Property Operations since August 1997. He served as Director of Leasing for Namiz from 1992 to 1996. Mr. Sobel is an attorney admitted to the State Bar of California in 1985 with 11 years experience in the practice of real estate law. From 1990 to 1992, Mr. Sobel was a sole practitioner. From 1987 to 1990 he was an attorney with the law firm of Pircher, Nichols & Meeks specializing in all aspects of its real estate transactional practice including acquisitions, leasing and financings. Mr. Sobel received his Bachelor's Degree from State University of New York at Oswego and his Juris Doctor Degree from the University of California, Berkeley (Boalt
Hall).

        JEFFREY A. BERGER. Mr. Berger, 36, has served as Senior Vice
President - Acquisitions of the Company since October 1997. Prior to joining the Company, Mr. Berger served as Vice President and Director of Berger Realty Group, a privately held real estate company in Chicago, Illinois. Berger Realty Group managed and leased approximately 1,000 apartments, and over two million rentable square feet of office, retail, and R&D/industrial properties. Mr. Berger was responsible for all acquisitions and finance and for managing a staff of 75 people. Prior to joining Berger Realty Group, Mr. Berger served as Assistant Vice President of Real Estate Acquisitions for Heitman Financial.

        DANIEL S. BOTHE. Mr. Bothe, 32, served as Vice President - Finance of the Company from December 1996 to December 1997 and Senior Vice
President - Finance since January 1998. From 1993 to 1996, Mr. Bothe was a management consultant with the E&Y Kenneth Leventhal Real Estate Group of Ernst & Young LLP. From 1988 to 1991, Mr. Bothe served as a member of the audit staff of KPMG Peat Marwick LLP specializing in real estate. Mr. Bothe is a Certified Public Accountant in the State of California and a member of the America Institute of CPAs. Mr. Bothe received his Bachelor of Science Degree in Accounting from San Diego State University and his Master of Business Administration Degree from the University of Southern California.

        RICHARD S. DAVIS. Mr. Davis, 39, has served as Chief Accounting Officer of the Company since January 1998. From 1996 to 1997, Mr. Davis was with Catellus Development Corporation where he was responsible for accounting and finance for the asset management and development divisions. From 1985 to 1996, Mr. Davis served as a member of the audit staff of both KPMG Peat Marwick LLP and Price Waterhouse LLP specializing in real estate. Mr. Davis is a

Certified Public Accountant in the states of California and Missouri and a member of the American Institute of CPAs. Mr. Davis received his Bachelor of Science Degree in Accounting from the University of Missouri at Kansas City.

        RANDY J. NOBLITT. Mr. Noblitt, 41, has served as Senior Vice
President - Asset Management of the Company since November 1997. From 1995 to 1997, Mr. Noblitt established a management consulting practice serving the real estate industry. From 1993 to 1995, Mr. Noblitt served as Senior Vice President of Tishman West in charge of the Southern California operation. In 1992 and 1993 Mr. Noblitt served as Senior Portfolio Manager and Director of Management Services for Cushman & Wakefield in Southern California. Mr. Noblitt's career includes extensive experience in asset management, leasing and development of all commercial property types. Mr. Noblitt received his Bachelor of Science Degree in Business Administration from California State University, Northridge.

        ROBERT C. PEDDICORD. Mr. Peddicord, 37, has served as Vice
President - Leasing of the Company from December 1996 to September 1997 and Senior Vice President - Leasing since October 1997. From 1987 to 1996, Mr. Peddicord was a Managing Director in the West Los Angeles office of Julien J. Studley, representing landlords and tenants in the leasing of office space. From 1984 to 1986, Mr. Peddicord served as a branch Vice President for Great Western Financial Corporation. Mr. Peddicord received his Bachelor's Degree in Economics from the University of California at Los Angeles.

        HERBERT L. PORTER. Mr. Porter, 60, has served as Senior Vice
President - Construction and Development of the Company since its formation. He served as Director of Construction and Capital Improvements for Namiz from 1993 to 1996. From 1973 to 1992, Mr. Porter was a partner/owner in his own real estate development and property management company specializing in medium to high-rise commercial office buildings. Mr. Porter's over 24 years in commercial office development include planning, financing, acquisition, entitlements and approvals, design, construction, marketing, leasing, tenant improvements and outright sale. Mr. Porter received his Bachelor's Degree from the University of Southern California.

                             EXECUTIVE COMPENSATION

        The following table sets forth information with respect to the compensation paid by the Company for services rendered during the fiscal year ended December 31, 1997 and for the period from the Company's inception as a public Company, October 9, 1996 through December 31, 1996 to the named executives indicated below. Prior to the inception of the Company as a public company on October 9, 1996, the Company did not pay any compensation to its officers.

SUMMARY COMPENSATION TABLE

                                                                                                       LONG-TERM
                                                                      ANNUAL COMPENSATION             COMPENSATION
                                                             --------------------------------------   ------------
                                                                                     OTHER ANNUAL       OPTIONS       STOCK
         NAME                        TITLE             YEAR  SALARY($)   BONUS($)   COMPENSATION($)    GRANTED(#)    BONUS(#)
         ----                        -----             ----  ---------   --------   ---------------   ------------   --------
Richard S. Ziman.......  Chairman of the Board,        1997  $300,000    $228,000       $9,600          211,000          --
                         Chief Executive Officer       1996    75,000          --        2,400          400,000          --
                         and Director

Victor J. Coleman......  President, Chief Operating    1997   250,000     162,500        7,800          140,000          --
                         Officer and Director          1996    62,500          --        1,950          250,000          --

Diana M. Laing.........  Chief Financial Officer       1997   195,000     114,500        6,000           60,000          --
                         and Secretary                 1996    48,750          --        1,500           50,000          --

Andrew J. Sobel........  Executive Vice President and  1997   150,000      87,500           --           45,000
                         Director of Property          1996    31,250       7,750           --           40,000       3,750(1)
                         Operations

Herbert L. Porter......  Senior Vice President -       1997   130,000      48,000           --           30,000
                         Construction and              1996    32,550       5,100           --           30,000       1,250(1)
                         Development

---------------
(1) Represents the number of shares for a one-time Common Stock Bonus in 1996.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table presents information relating to options granted to purchase Common Shares to the Named Executive Officers during 1997.

                                       INDIVIDUAL GRANTS(1)                        POTENTIAL REALIZABLE
                     ---------------------------------------------------------       VALUE AT ASSUMED
                       NUMBER OF      PERCENT OF                                     ANNUAL RATES OF
                     COMMON SHARES   TOTAL OPTIONS                               SHARE PRICE APPRECIATION
                      UNDERLYING      GRANTED TO       EXERCISE                     FOR OPTION TERM(2)
                        OPTIONS      EMPLOYEES IN       PRICE       EXPIRATION   ------------------------
       NAME           GRANTED(#)      FISCAL YEAR     PER SHARE        DATE          5%           10%
       ----          -------------   -------------   ------------   ----------   ----------   -----------
Richard S. Ziman        211,000          37.9%          $32.25       10/15/07    $4,280,000   $10,846,000
Victor J. Coleman       140,000          29.2%           32.25       10/15/07     3,296,000     8,353,000
Diana M. Laing           60,000          10.8%           32.25       10/15/07     1,217,000     3,084,000
Andrew J. Sobel          45,000           8.1%           32.25       10/15/07       913,000     2,313,000
Herbert L. Porter        30,000           5.4%           32.25       10/15/07       609,000     1,542,000

---------------
(1) All options granted in 1997 become exercisable in three equal installments beginning on the first anniversary of the date of grant and have a term of ten years subject to earlier termination in certain events related to termination of employment. The option exercise price is equal to fair market value of the Common Shares on the date of grant.

(2) Assumed annual rates of stock price appreciation for illustrative purposes only. Actual stock prices will vary from time to time based upon market factors and the Company's financial performance. No assurances can be given that these appreciation rates will be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

        The following table sets forth certain information concerning exercised and unexercised options held by the Named Executive Officers at December 31, 1997.

                                                        NUMBER OF                 VALUE OF UNEXERCISED
                                                  SECURITIES UNDERLYING               IN-THE-MONEY
                                                   UNEXERCISED OPTIONS                 OPTIONS AT
                       SHARES                     AT DECEMBER 31, 1997             DECEMBER 31, 1997
                     ACQUIRED ON     VALUE     ---------------------------   ------------------------------
       NAME          EXERCISE(#)  REALIZED($)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE(1)
       ----          -----------  -----------  -----------   -------------   -----------   ----------------
Richard S. Ziman...    133,333    $1,433,330      --            477,667                       $2,867,000
Victor J.
  Coleman..........      --           --        83,333          329,167       $896,000         1,792,000
Diana M. Laing.....      --           --        16,667           93,333        179,000           358,000
Andrew J. Sobel....      --           --        13,333           71,667        143,000           287,000
Herbert L.
  Porter...........      --           --        10,000           50,000        108,000           215,000

---------------
(1) Based on the closing price of $30.75 per Common Share on December 31, 1997, as reported by the New York Stock Exchange.

EMPLOYMENT AGREEMENTS

        Each of Messrs. Ziman and Coleman has entered into an employment agreement with the Company. The employment agreements of Messrs. Ziman and Coleman have an initial term of three years and are subject to automatic one-year extensions following the expiration of the initial term. For the first year of the term, the employment agreements of Messrs. Ziman and Coleman provide for an initial annual base compensation in the amounts set forth in the Executive Compensation table with the amount of any initial bonus to be determined by the Compensation Committee. For subsequent years, both the amount of the base compensation and any bonus will be determined by the Compensation Committee.

        Ms. Laing entered into an employment agreement with the Company effective August 1, 1996 which has an initial term of one year and is subject to automatic one-year extensions following the expiration of the initial term. On August 1, 1997, Ms. Laing's employment agreement was extended for a one year term. Ms. Laing's employment agreement provides for an initial annual base compensation in the amount set forth in the Executive Compensation table and entitles her to an initial cash bonus in an amount to be determined by the Compensation Committee but not to exceed 20% of her initial annual base compensation. For any subsequent years in which the employment agreement is extended beyond the initial term, the amount of Ms. Laing's base compensation and any bonus will be determined by the Compensation Committee.

        Mr. Sobel entered into an employment agreement with the Company which has an initial term of three years and is subject to automatic one-year extensions following the expiration of the initial term. Mr. Sobel's employment agreement provides for an initial annual base compensation in the amount set forth in the Executive Compensation table and entitles him to an initial cash bonus in an amount to be determined by the Compensation Committee. For any subsequent years in which the employment agreement is extended beyond the initial term, the amount of Mr. Sobel's base compensation and any bonus will be determined by the Compensation Committee.

        In addition, Mr. Porter entered into an employment agreement with the Company which has an initial term of two years and is subject to automatic one-year extensions following the expiration of the initial term. Mr. Porter's employment agreement provides for an initial annual base compensation in the amount set forth in the Executive Compensation table and entitles him to an initial cash bonus in an amount to be determined by the Compensation Committee. For any subsequent years in which the employment agreement is extended beyond the initial term, the amount of Mr. Porter's base compensation and any bonus will be determined by the Compensation Committee.

        The employment agreements of Messrs. Ziman, Coleman, Sobel, Porter, and Ms. Laing entitle the executives to participate in the Company's 1996 Incentive Plan (each executive has been allocated the number of stock options set forth in the Executive Compensation table) and to receive certain other insurance and pension benefits. In addition, in the event of a termination by the Company without "cause," a termination by the executive for "good reason," or a termination pursuant to a "change in control" of the Company (as such terms are defined in the respective employment agreements), the terminated executive will be entitled to (i) a single severance payment (the "Severance Amount") and (ii) continued receipt of certain benefits including medical insurance, life and disability insurance and participation in all pension, 401(k) and other employee plans and benefits established by the Company for its executive employees for a specified period of time following the date of termination (collectively, the "Severance Benefits"). The Severance Amount for Messrs. Ziman, Coleman and Porter is equal to the sum of two times the executive's average annual base compensation and two times the highest annual bonuses received during the preceding thirty-six month period. The Severance Amount for Mr. Sobel is equal to the sum of three times his average annual base compensation for the preceding 36 months and three times the highest annual bonus received by him in the preceding 36 months. The Severance Amount for Ms. Laing is equal to the executive's annual base compensation for the preceding 12 month period. Receipt of the Severance Benefits shall continue for two years commencing on the date of termination in the case of Messrs. Ziman, Coleman and Porter, for three years commencing on the date of termination in the case of Mr. Sobel, and for one year commencing on the date of termination in the case of Ms. Laing.

        As part of the employment agreements, each of Messrs. Ziman, Coleman, Sobel, and Porter are bound by a non-competition covenant with the Company which prohibits them from engaging in (i) the acquisition, renovation, management or leasing of any office properties in the Los Angeles, Orange and San Diego counties of Southern California and (ii) any active or passive investment in or reasonably relating to the acquisition, renovation, management or leasing of office properties in the Los Angeles, Orange and San Diego counties of Southern California for a period of one year following the date of such executive's termination, unless such termination was without cause.

401(K) PLAN

        Effective January 1, 1997, the Company established the Arden Realty 401(k) Plan and Trust (the "401(k) Plan") to cover eligible employees of the Company and any designated affiliate.

        The 401(k) Plan permits eligible employees of the Company to defer up to 20% of their annual compensation, subject to certain limitations imposed by the Code. The employees' elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. Employees are generally eligible to participate in the 401(k) Plan after six months of service. The Company currently makes matching contribution to the 401(k) Plan equal to 50% of each participating employee's contribution. Employees vest 25% in the Company's contributions for each full year of service, vesting 100% after four full years of service.

        The 401(k) Plan qualifies under Section 401 of the Code so that contributions by employees or by the Company to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company are deductible by the Company when made.

BOARD OF DIRECTORS MEETINGS AND ATTENDANCE

        The Board of Directors of the Company (the "Board") held fifteen meetings during the Company's last full fiscal year. All directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board while they were on the Board and (ii) the total number of meetings of the committees of the Board on which such directors served.

BOARD COMMITTEES

        The Board has an Audit Committee, an Executive Committee, a Compensation Committee, and an Acquisition Committee.

        Audit Committee. The Audit Committee consists of Mr. Steven C. Good, its Chairman, and Mr. Carl D. Covitz. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the scope and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met two times during 1997.

        Executive Committee. The Executive Committee consists of Mr. Ziman, its Chairman, and Mr. Coleman. Subject to the Company's conflict of interest policies, the Executive Committee has authority to dispose of real property and the power to authorize on behalf of the full Board of Directors, the execution of certain contracts and agreements, including those related to the borrowing of money by the Company (and, consistent with the Partnership Agreement of Arden Realty Limited Partnership (the "Operating Partnership"), to cause the Operating Partnership to take such actions). The Executive Committee did not meet during 1997.

        Compensation Committee. The Compensation Committee consists of Mr. Kenneth B. Roath, its Chairman, and Mr. Covitz and Mr. Larry S. Flax. The function of the Compensation Committee is to (i) establish, review, modify, and adopt compensation plans and arrangements for the Company, (ii) review, determine and establish the compensation (including bonuses) of the officers of the Company, and (iii) grant bonuses and other compensation to such officers of the Company. The Compensation Committee met three times during 1997.

        Acquisitions Committee. The Acquisitions Committee consists of Mr. Ziman, its Chairman, and Messrs. Coleman and Covitz. The Acquisition Committee has the authority to approve the acquisition of real property with purchase prices up to $20,000,000. Any acquisitions greater in amount require full Board approval. The Acquisitions Committee met five times during 1997.

COMPENSATION OF DIRECTORS

        Each of the Company's non-employee directors receives annual compensation of $18,000 for his services. In addition, each non-employee director receives $1,000 for each Board of Directors meeting attended. Each non-employee director attending any committee meetings receives an additional $1,000 for each committee meeting attended, unless the committee meeting is held on the day of a meeting of the Board. Each non-employee director is also reimbursed for reasonable expenses incurred to attend director and committee meetings. Officers of the Company who are directors are not paid any directors' fees. In addition, under the Company's stock incentive plan, upon his initial appointment to the Board, each non-employee director is automatically granted options to purchase 10,000 Common Shares at the then current market price. These initial options vest during the directors' continued service at a rate of 2,500 Common Shares per year. On October 15, 1997, each non-employee director was granted options to purchase an additional 10,000 common shares at the closing stock price on such date ($32.25). These options vest during the directors' continued service over a three-year period, with one third of the options vesting on each anniversary of the grant date.

        The following table sets forth certain information concerning exercised and unexercised options held by non-employee directors at December 31, 1997.

                                         NUMBER OF COMMON SHARES
                                            UNDERLYING OPTIONS
                                                GRANTED(#)             EXERCISE
                                       ----------------------------      PRICE
                NAME                   EXERCISABLE    UNEXERCISABLE    PER SHARE
                ----                   -----------    -------------    ---------
Carl D. Covitz.......................     2,500           7,500         $20.00
                                             --          10,000          32.25
Steven C. Good.......................     2,500           7,500          20.00
                                             --          10,000          32.25
Larry S. Flax........................     2,500           7,500          27.00
                                             --          10,000          32.25
Kenneth B. Roath.....................     2,500           7,500          20.00
                                             --          10,000          32.25

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        There are no Compensation Committee interlocks and no employees of the Company participate on the Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board (the "Committee") is composed of three non-employee directors whose names appear at the end of this report, each of whom has general review authority over compensation levels of all corporate officers and key management personnel, oversees benefit and compensation programs, and, from time to time, considers and recommends new programs to the Board.

        The Committee is responsible for reviewing the performance of, and recommending to the Board the compensation of Mr. Richard S. Ziman, the Company's Chairman of the Board and Chief Executive Officer. The Board has the final authority to set Mr. Ziman's compensation.

        In 1997, Mr. Ziman received an annual base salary of $300,000 pursuant to his employment agreement with the Company, as well as a performance-based cash bonus of $228,000. In determining the amount of the cash bonus to Mr. Ziman, the Committee considered the overall performance of the Company for 1997 as compared to other REITs. In addition, he received an option exercisable for 211,000 Common Shares. The Committee believes that the option grant to Mr. Ziman in 1997 is consistent with the long-term performance objectives of the Company, and is also consistent with the Committee's philosophy to link a substantial portion of the chief executive officer's compensation with the long-term value created for the Company's stockholders. The options vest equally over three years, with the first third becoming exercisable one year from the date of grant.

        The Committee also reviews the individual performance level for other senior executives whose compensation is detailed in this Proxy Statement.

        The Committee believes that the Company's executive compensation program has been a significant influence on improving stockholder returns because it is demanding and is aligned with stockholder interests.

OVERALL POLICY

        The key elements of the Company's senior executive compensation program consist of base salary, cash bonuses and a long-term incentive program. The senior executive compensation program is intended to enable the Company to attract, motivate, and retain senior executives, by providing a fully competitive total compensation package based on both individual and corporate performance and recognizing individual initiative and achievement. In the view of the Committee, the program fully satisfied those goals in 1997.

        The program employs cash incentives based upon performance and stock options with time vesting provisions. The Committee endorses the view that performance-based annual cash compensation and stock-based long-term incentives aid in aligning management's and stockholders' interests and enhance value to stockholders. Accordingly, these elements play an important role in the total compensation packages for the Company's executive officers.

ANNUAL COMPENSATION PROGRAM

        Annual total cash compensation for senior executives consists of base salary and performance-based cash bonuses.

        Base salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executives, including a comparison to base salaries for comparable positions at other real estate companies.

        The amounts of bonus awards are determined by evaluating the performance of the senior executive and the overall performance of the Company.

LONG-TERM INCENTIVE PROGRAM

        The long-term incentive program for the senior executives consists solely of the use of stock options. All of the senior executives participate in this long-term program and received stock options in 1997. The primary purpose of the program is to offer an incentive for the improvement of the long-term performance of the Company and promote growth in stockholder value.

        Options may be granted under the stock option program to senior executives of the Company at the discretion of the Committee. The exercise price for all option shares granted to senior executives is the fair market value on the date of the grant.

        Each of the stock options granted to senior executives in October 1997 has an exercise price of $32.25 per share and becomes exercisable in three equal installments on the three ensuing anniversary dates of the award.

        Annual compensation and stock options granted to the Company's senior executive officers in 1997 are summarized in the Executive Compensation Table of this Proxy Statement.

                             Compensation Committee
                          ---------------------------

                                     Kenneth B. Roath, Chairman
                                     Carl D. Covitz
                                     Larry S. Flax

Date: April 10, 1998

        The above report of the Compensation Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the same by reference.

PERFORMANCE GRAPH

        As a part of the rules concerning executive compensation disclosure, the Company is obligated to provide a chart comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Shares over a five-year period. However, since the Company's Common Shares have been publicly traded only since October 4, 1996, such information is provided from this date through December 31, 1997.

        The following line graph compares the change in the Company's cumulative shareholder return on its Common Shares to the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the NAREIT Equity REIT Total Return Index ("NAREIT Index") from October 3, 1996, the effective date of the Company's initial public offering, to December 31, 1997. The graph assumes the investment of $100 in the Company and each of the indices on October 3, 1996 and, as required by the Securities and Exchange Commission, the reinvestment of all distributions. The NAREIT Index for October 1996 was prorated to adjust for the partial month. The return shown on the graph is not necessarily indicative of future performance.

          Measurement Period
        (Fiscal Year Covered)              NAREIT Index       'Arden Realty, Inc.'      S&P 500 Index
10/4/96                                       100.00                 100.00                100.00
12/31/96                                      118.51                 138.13                108.08
3/31/97                                       119.32                 138.09                110.90
6/30/97                                       125.10                 134.29                129.80
9/30/97                                       139.51                 160.72                139.33
12/31/97                                      141.90                 159.70                143.26

                      10/4/96  12/31/96  3/31/97  6/30/97  9/30/97  12/31/97
                      -------  --------  -------  -------  -------  --------
Arden Realty, Inc.   $100.00   $138.13   $138.09  $134.29  $160.72   $159.70
NAREIT Index          100.00    118.51    119.32   125.10   139.51    141.90
S&P 500 Index         100.00    108.08    110.90   129.80   139.33    143.26

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

        The following table sets forth certain information regarding the beneficial ownership of Common Shares (or Common Shares for which limited partnership interests in the Operating Partnership ("OP Units") are exchangeable) as of March 31, 1998 for (1) each person known by the Company to be the beneficial owner of five percent or more of the Company's outstanding Common Shares (or Common Shares for which OP Units are exchangeable), (2) each director and each Named Executive Officer and (3) the directors and officers of the Company as a group. Except as indicated below, all such Common Shares are owned directly, and the indicated person has sole voting and investment power.

                                                   NUMBER OF SHARES OF     PERCENTAGE OF COMMON
               NAME AND ADDRESS(1)                    COMMON STOCK        SHARES OUTSTANDING(2)
               -------------------                 -------------------    ----------------------
Cohen & Steers Capital Management                        6,185,300                10.10%
  757 Third Avenue
  New York, NY 10017

Cohen & Steers Realty Shares                             3,907,300                 6.38%
  757 Third Avenue
  New York, NY 10017

Scudder Kemper Investments                               3,839,240                 6.27%
  345 Park Avenue
  New York, N.Y. 10154

Franklin Resources, Inc.                                 3,726,125                 6.09%
  777 Mariners Island Blvd.
  San Mateo, CA 94404

Morgan Stanley, Dean Witter,                             3,125,900                 5.11%
  Discover & Co.
  1585 Broadway, 38th Floor
  New York, NY 10036

Richard S. Ziman                                         1,891,639(3)              2.99%

Victor J. Coleman                                        1,301,099(4)              2.08%

Diana M. Laing                                              21,667(5)                 *

Andrew J. Sobel                                             17,083(6)                 *

Herbert L. Porter                                           10,520(7)                 *

Carl D. Covitz                                              12,500(8)                 *

Larry S. Flax                                               12,500(8)                 *

Steven C. Good                                               3,700(8)(9)              *

Kenneth B. Roath                                             3,500(8)                 *

Peter S. Gold                                                4,000(10)                *

All directors and officers as a group (16                3,303,675                 5.25%
  persons)

---------------
  *  Less than one percent.

 (1) Unless otherwise indicated, the address for each of the persons listed is 11601 Wilshire Boulevard, Fourth Floor, Los Angeles, California 90025

 (2) For Messrs. Ziman and Coleman, beneficial ownership of Common Shares is currently held 100% in the form of OP Units except that Mr. Ziman has acquired 133,333 Common Shares as the result of an exercise of an equivalent number of stock options. In addition, amounts for individuals assume that all OP Units held by the person are exchanged for Common Shares and that none of the OP Units held by other persons are exchanged for Common Shares. Amounts for all directors and officers as a group assume all OP Units owned by directors and officers are exchanged for Common Shares.

 (3) Includes (a) 775,196 shares held by an entity in which Messrs. Ziman and Coleman have shared voting and investment power, of which shares Mr. Ziman disclaims beneficial ownership in the 40% of such shares in which he has no pecuniary interest, (b) 353,212 shares owned by entities directly and indirectly owned 100% by Mrs. Ziman, and (c) 136,674 shares owned by a family partnership of Mr. Ziman, in which Mr. Ziman has shared voting and investment power and of which Mr. Ziman is a 20% general partner and disclaims beneficial ownership of the remaining 80% in which he has no pecuniary interests.

 (4) Includes (a) 775,196 shares held by entities in which Messrs. Ziman and Coleman have shared voting and investment power, of which shares Mr. Coleman disclaims beneficial ownership of the 60% of such shares in which he has no pecuniary interest, (b) 99,458 shares owned by an entity owned 100% by Mr. Coleman, (c) 1,600 shares owned of record by the Jessica Lauren Encell Trust of which Mr. Coleman is the trustee with sole voting and disposition power, d) 1,600 shares owned of record by the Tara Elle Coleman Trust of which Mr. Coleman is the trustee with sole voting and disposition power, and (e) and 83,333 shares related to exercisable stock options.

 (5) Includes 16,667 shares related to exercisable stock options.

 (6) Includes 13,333 shares related to exercisable stock options.

 (7) Includes 10,000 shares related to exercisable stock options.

 (8) Includes 2,500 shares related to exercisable stock options. Each of the Company's non-employee directors hold options to purchase 20,000 Common Shares.

 (9) Includes 1,200 shares held in trust by the Good Swartz & Berns Pension
     Plan.

(10) The shares are owned of record by a family trust of which Mr. Gold is a co-trustee with shared investment and voting power.

                    COMPLIANCE WITH FEDERAL SECURITIES LAWS

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Insiders"), to file with the Commission initial reports of ownership and reports of changes in ownership of the Company's Common Shares and other equity securities of the Company. Insiders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, as of March 31, 1998, all Insiders complied with all
Section 16(a) filing requirements applicable to them.

                        PROPOSAL I: ELECTION OF DIRECTOR

        Pursuant to the Company's charter (the "Charter"), the Company has seven directors, who are divided into three classes, as nearly equal in number as possible. Arthur Gilbert, a director who had been elected to a term expiring in 1998, resigned as a director on April 16, 1997. The Board was considering potential replacements for Mr. Gilbert as a director but did not submit a nominee to replace him at the Annual Meeting. After considering a number of options, the Board has elected to nominate Peter S. Gold to fill the vacant Board position. Currently, the Board consists of six members. The directors currently are divided into three classes, consisting of two members whose terms will expire at the year 1999 annual meeting of shareholders, three members whose terms will expire at the year 2000 annual meeting of shareholders and one member whose term will expire at the year 2001 annual meeting of shareholders. If Peter
S. Gold is elected as a director his term would expire at the year 2001 annual meeting of shareholders.

        Pursuant to the Charter, at each annual meeting the successors to the class of directors whose terms expire at such meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

        EXCEPT WHERE OTHERWISE INSTRUCTED, PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR THE ELECTION OF THE BOARD'S NOMINEE LISTED BELOW. This nominee has consented to be named in this Proxy Statement and to serve as a director if elected.

        The information below relating to the nominee for election as director and for each of the other directors whose terms of office continue after the Special Meeting has been furnished to the Company by the respective individuals.

NOMINEE FOR DIRECTOR

        PETER S. GOLD. Mr. Gold, 73, has not previously served as a member of the Board of Directors of the Company. During a career that spanned more than 30 years at Price Pfister, Inc., Mr. Gold served as owner, President, Chairman and Chief Executive Officer. Price Pfister, Inc. is one of the largest faucet manufacturers in the world. Mr. Gold executed a leveraged buyout of Price Pfister, Inc. and eventually took that company public in 1987 before selling it in 1988. Mr. Gold remained in his position as Chairman and Chief Executive Officer of Price Pfister, Inc. until his retirement in 1990. Mr. Gold is a Director Emeritus of Home Depot, Inc. and is currently a chairman and a member of the board of trustees of two private organizations. Mr. Gold attended the University of Southern California, received his Juris Doctor Degree from Southwestern University School of Law and received a Doctor of Humane Letters from Pitzer College. If Mr. Gold is elected, his term as Director will expire at the year 2001 annual meeting of shareholders.

VOTE REQUIRED AND BOARD RECOMMENDATION

        The director will be elected by a favorable vote of a plurality of all the votes cast at a meeting at which a quorum is present. For purposes of the election of the director, abstentions will count toward calculation of a quorum but will not be counted as votes casts and will have no effect on the results of the vote. Unless instructed to the contrary, the shares represented by the proxies will be FOR the election of the nominee named above.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF PETER S. GOLD TO SERVE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD IN THE YEAR 2001 AND UNTIL A SUCCESSOR IS DULY ELECTED AND QUALIFIED.

OTHER DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE SPECIAL MEETING

        Information concerning the other directors is set forth below.

        RICHARD S. ZIMAN. Chairman of the Board and Chief Executive Officer and Director. Biographical information regarding Mr. Ziman is set forth under "Executive Officers" in this Proxy Statement. Mr. Ziman's term as a Director is scheduled to expire at the year 1999 annual meeting of shareholders.

        VICTOR J. COLEMAN. President and Chief Operating Officer and Director. Biographical information regarding Mr. Coleman is set forth under "Executive Officers" in this Proxy Statement. Mr. Coleman's term as a Director is scheduled to expire at the year 1999 annual meeting of shareholders.

        CARL D. COVITZ. Mr. Covitz, 59, has served as a member of the Board of Directors of the Company since its inception as a public company in October 1996. For the past 18 years, Mr. Covitz has served as the owner and President of Landmark Capital, Inc., a national real estate development and investment company involved in the construction, financing, ownership and management of commercial, residential and warehouse properties. Mr. Covitz has also previously served, from 1990 to 1993, as Secretary of the Business, Transportation & Housing Agency of the State of California as well as Under Secretary and Chief Operating Officer of the U.S. Department of Housing and Urban Development from 1987 to 1989. Mr. Covitz is currently on the Board of Directors and was past Chairman of the Board of Directors of Century Housing Corporation and is the past Chairman of the Board of several organizations including the Federal Home Loan Bank of San Francisco and the Los Angeles City Housing Authority. Mr. Covitz received his Bachelor's Degree from the Wharton School at the University of Pennsylvania and his Master of Business Administration from the Columbia University Graduate School of Business. Mr. Covitz' term as a Director is scheduled to expire at the year 2000 annual meeting of shareholders.

        LARRY S. FLAX. Mr. Flax, 55, has served as a member of the Board of Directors of the Company since December 1996. Mr. Flax is Co-Founder and Co-Chairman of the Board of California Pizza Kitchen. Prior to becoming a restaurateur in 1985, Mr. Flax served in Los Angeles as Assistant U.S. Attorney from 1968 to 1972, Chief of Civil Rights from 1970 to 1971 and Assistant Chief of the Criminal Division for the United States Department of Justice from 1971 to 1972. Mr. Flax attended the University of Washington as an undergraduate and received his Juris Doctor and LLM from the University of Southern California Law School. Mr. Flax's term as a Director is scheduled to expire at the year 2000 annual meeting of shareholders.

        KENNETH B. ROATH. Mr. Roath, 62, has served as a member of the Board of Directors of the Company since its inception as a public company in October 1996. Mr. Roath is currently Chairman, President and Chief Executive Officer of Health Care Property Investors, Inc., a leader in the health care REIT industry. Mr. Roath is past Chairman and a former member of the Executive Committee of the National Association of Real Estate Investment Trusts ("NAREIT") and also serves as a member of NAREIT's Board of Governors. He is a director of Franchise Finance Corporation of America. Mr. Roath received his Bachelor's Degree in accounting from San Diego State University. Mr. Roath's term as a Director is scheduled to expire at the year 2000 annual meeting of shareholders.

        STEVEN C. GOOD. Mr. Good, 55, has served as a member of the Board of Directors of the Company since its inception as a public company in October 1996. Mr. Good is the senior partner in the firm of Good Swartz & Berns, an accountancy corporation founded in 1993 which evolved from the firm of Block, Good and Gagerman, which he founded in 1976. Prior to 1976, Mr. Good was a senior manager at Laventhol & Horwath, a national accounting firm, and later a partner at Freedman, Morse, Horowitz & Good. Mr. Good is a founder and past Chairman of CU Bancorp, where he directed the bank's operations from 1982 through 1989. For the past ten years he has been a member of the Board of Directors of OSI Systems, Inc., a publicly traded electronics firm. Mr. Good is also a member of the Board of Directors of Big Dog, Inc., a publicly-traded retailer of sportsware. Mr. Good received his Bachelor of Science in Business Administration from the University of California at Los Angeles and attended UCLA's Graduate School. Mr. Good's term as a director is scheduled to expire at the year 2001 annual meeting of shareholders.

      PROPOSAL 2: AMENDMENT TO THE 1996 STOCK OPTION AND INCENTIVE PLAN OF
            ARDEN REALTY, INC. AND ARDEN REALTY LIMITED PARTNERSHIP

        On May 29, 1998, the Board unanimously authorized an amendment (the "Current Amendment") to the 1996 Stock Option and Incentive Plan of Arden Realty, Inc. and Arden Realty Limited Partnership (the "1996 Incentive Plan").
 Subject to stockholder approval, the Current Amendment provides for an increase in the number of Common Shares reserved for issuance under the Plan from 1,500,000 to 4,200,000. The terms of the Current Amendment are materially different from the terms of the amendment to the 1996 Incentive Plan that was proposed at the 1998 annual meeting. The Current Amendment will increase the number of Common Shares reserved for issuance to a fixed number, whereas, the amendment to the 1996 Incentive Plan that was proposed (and narrowly voted down) at the 1998 annual meeting contained an indefinite and continuing provision that reserved a percentage of Common Shares available for the 1996 Incentive Plan based on the total number of Common Shares outstanding. The Company contacted many of the shareholders who voted against the amendment to the 1996 Incentive Plan that was proposed at the 1998 annual meeting. The Company was informed by the dissenting shareholders that it was their policy not to vote in favor of stock incentive plans that reserve an indefinite number of shares for issuance. The Current Amendment reflects the concerns of those shareholders and they have informed the Company that the Current Amendment is satisfactory.

        The summary of the provisions of the Amendment and of the 1996 Incentive Plan which follows is not intended to be complete, and reference should be made to the Amendment and the 1996 Incentive Plan for complete statements of the terms and provisions. The Amendment is attached hereto as exhibit "A," however, due to its length, the 1996 Incentive Plan is not included with this Proxy Statement. To obtain a copy of the 1996 Incentive Plan, requests should be directed to: Secretary, Arden Realty, Inc., 11601 Wilshire Boulevard, Fourth Floor, Los Angeles, California 90025, telephone number (310) 966-2600.

BACKGROUND AND GENERAL NATURE AND PURPOSE OF THE PLAN

        The 1996 Incentive Plan was unanimously adopted by the Board on September 16, 1996 and was approved by its sole shareholder on September 16, 1996.

        The principal purposes of the 1996 Incentive Plan are to provide performance incentives for directors, non employee directors, officers, other key employees and consultants of the Company through the grant or issuance of options, restricted stock, performance awards, dividend equivalents, deferred stock, stock payments and stock appreciation rights ("SARs"), thereby stimulating their personal and active interest in the Company's development and financial success, further aligning their interests with the interests of the shareholders and inducing them to remain in the Company's employ.

        The shares of stock subject to options, awards of restricted stock, performance awards, dividend equivalents, awards of deferred stock, stock payments or SARs will initially be Common Shares. The 1996 Incentive Plan limits the number of shares subject to options that any individual may receive in any year under the 1996 Incentive Plan to 425,000. On June 22, 1998 the closing price of a Common Share on the NYSE was 25 9/16.

        The 1996 Incentive Plan provides for appropriate adjustments in the number and kind of shares subject to the 1996 Incentive Plan and to outstanding grants under the 1996 Incentive Plan in the event of a stock split, stock dividend or certain other types of recapitalizations.

        If any portion of a stock option, SAR or other award terminates or lapses unexercised, or is canceled upon the grant of a new option, SAR or other award (which may be at a higher or lower exercise price than the option, SAR or other award so canceled), the shares which were subject to the unexercised portion of the option, SAR or other award may again be optioned, granted or awarded under the 1996 Incentive Plan.

        The 1996 Incentive Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended. Proceeds received by the Company from the sale of Common Shares pursuant to the 1996 Incentive Plan will be used for general corporate purposes.

DESCRIPTION OF AMENDMENT OF THE 1996 INCENTIVE PLAN

        The Amendment increases the number of Common Shares reserved for issuance under the Plan from 1,500,000 to 4,200,000. The 1996 Incentive Plan constitutes an important part of the Company's compensation programs. In order to attract and retain the services of experienced and capable persons who can make significant contributions to the further growth and success of the Company, the Board and the Compensation Committee believe that it is in the best interest of the Company and its stockholders to approve the Amendment.

ADMINISTRATION

        The 1996 Incentive Plan is administered by the Compensation Committee of the Board, consisting solely of two or more Directors, none of whom is or may be an officer or employee of the Company. The Committee is authorized to select from among the eligible employees and consultants the individuals to whom options, SARs, restricted stock and other awards are to be granted and to determine the number of shares to be subject to and the terms and conditions of the options, SARs, restricted stock or other awards, consistent with the 1996 Incentive Plan. The Committee is also authorized to adopt, amend and rescind rules relating to the administration of the 1996 Incentive Plan.

PAYMENT FOR SHARES

        The exercise or purchase price for all options, SARs, restricted stock and other rights to acquire Common Shares, together with any applicable tax required to be withheld, must be paid in full in cash at the time of exercise or purchase but may, with the approval of the Committee, be paid in whole or in part in Common Shares owned by the option holder (or issuable upon exercise of the option) having a fair market value on the date of exercise equal to the aggregate exercise price of the shares to be purchased. The Committee may also authorize other lawful consideration to be applied to the payment of the exercise or purchase price of an award.

AMENDMENT AND TERMINATION

        Amendments of the 1996 Incentive Plan to increase the number of shares as to which options, SARs, restricted stock and other awards may be granted (except for adjustments resulting from stock splits and the like) will require the approval of the Company's shareholders within twelve months before or after the action by the Board or the Committee. In all other respects the 1996 Incentive Plan can be amended, modified, suspended or terminated by the Board or the Committee alone, unless the action would otherwise require shareholder approval as a matter of applicable law, regulation or rule. Amendments of the 1996 Incentive Plan will not, without the consent of the participant, affect a participant's rights under an option, SAR, restricted stock or other award previously granted, unless the award itself otherwise expressly so provides. The 1996 Incentive Plan will terminate after ten years from the date adopted by the Board or the date approved by the shareholders, whichever is sooner.

ELIGIBILITY

        Any key employee of (i) the Company, (ii) the Partnership, (iii) any corporation that is a "Corporate Subsidiary" (as those terms are defined in the 1996 Incentive Plan) or (iii) any partnership, limited liability company or corporation that is then a "Partnership Subsidiary" (as that term is defined in the 1996 Incentive Plan), including the Chairman of the Board and the Company's four most highly compensated officers other than the Chairman of the Board, is eligible to receive options, SARs, restricted stock and other awards under the 1996 Incentive Plan. Consultants and other independent contractors maintaining a significant business relationship with the Company, the Partnership, a Corporate Subsidiary or a Partnership Subsidiary are eligible to receive non-qualified stock options, SARs, restricted stock and other awards under the 1996 Incentive Plan. In addition, the 1996 Incentive Plan provides for the automatic grant of non qualified stock options to the Company's non-employee directors pursuant to a formula, as described in further detail below. As of the record date, June 22, 1998, approximately 25 persons had received awards under the 1996 Incentive Plan.

AWARDS UNDER THE 1996 INCENTIVE PLAN

        The 1996 Incentive Plan provides that the Committee may grant or issue stock options, SARs, restricted stock, deferred stock, dividend equivalents, performance awards, stock payments or any combination thereof. Each grant or issuance will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

        Incentive stock options ("ISOs") will be designed to comply with the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and will be subject to restrictions contained in the Code, including the requirement that the exercise price be equal to at least 100% of the fair market value of the Common Shares on the grant date and that the term be limited to 10 years, but may be subsequently modified so as to be disqualified from treatment as an incentive stock option. Incentive stock options may not be granted to persons that are not employees.

        Nonqualified stock options ("NQSOs") will provide for the right to purchase Common Shares at a specified price which may not be less than fair market value on the date of grant, and usually will become exercisable (in the discretion of the Committee) in one or more installments after the grant date. NQSOs expire not later than 10 years after the date the options are granted.

        The 1996 Incentive Plan also provides for NQSOs to be granted to non-employee directors of the Company as follows: (i) Each person who is a non-employee director as of the date of the initial public offering of Common Shares automatically shall be granted an option to purchase 10,000 Common Shares vesting in four equal annual installments on the date of such initial public offering and (ii) each person who is initially elected to the Board after the consummation of the initial public offering of Common Shares and who is a non-employee director at the time of such initial election automatically shall be granted an NQSO to purchase 10,000 Common Shares on the date of such initial election to the Board. Members of the Board who are employees who subsequently retire from the Company and remain on the Board will not receive an option grant pursuant to the grant to such initial non-employee directors described above.

        Restricted stock may be sold to participants at various prices (but not below par value) and made subject to restrictions specified by the Committee. Restricted stock may be repurchased by the Company at the original purchase price upon a participant's termination of employment or consultancy. Purchasers of restricted stock, unlike recipients of options, may have voting rights and will receive dividends prior to the time when the restrictions lapse.

        Deferred stock may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based upon a vesting schedule or performance criteria established by the Committee. Unlike restricted stock, deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time the vesting conditions are satisfied.

        Stock appreciation rights may be granted in connection with a stock option, or independently. SARs granted by the Committee in connection with a stock option typically will provide for payments to the holder based upon increases in the price of the Common Shares over the exercise price of the related option. There are no limitations specified in the 1996 Incentive Plan upon the exercise of SARs or upon the amount of gain realizable from the exercise of SARs. The Committee may elect to pay SARs in cash or in Common Shares or in a combination of cash and Common Shares.

        Dividend equivalents are rights to receive the equivalent value of dividends paid on Common Shares. They represent the value of the dividends per share paid by the Company, calculated with reference to the number of shares covered by stock options, SARs, deferred stock or performance awards held by the participant.

        Performance awards include cash bonuses, stock bonuses or other performance or incentive awards paid in cash, Common Shares or in a combination of cash and Common Shares. Typically they consist of "phantom" stock awards which provide for payments based upon increases in the market value, book value, net profits or other measure of value of the Company's Common Shares or other specific performance criteria determined appropriate by the Committee, in each case over a period or periods determined by the Committee.

        Stock payments include payments in the form of Common Shares, options or other rights to purchase Common Shares, made as part of a deferred compensation arrangement and in lieu of all or any portion of compensation that would otherwise be paid to an employee. Stock payments may be based upon the fair market value, book value, net profits or other measure of value of the Common Shares or other specific performance criteria determined appropriate by the Committee, determined on the date such stock payment is made or on any date thereafter.

MISCELLANEOUS PROVISIONS

        The terms of options and other rights to acquire Common Shares granted under the 1996 Incentive Plan may provide for termination of the options or other rights upon dissolution or liquidation of the Company, the merger or consolidation of the Company into or with another corporation, the exchange of all or substantially all of the assets of the Company for the securities of another corporation, the acquisition by another corporation of all or substantially all of the Company's assets or the acquisition by another corporation of 80% or more of the Company's then outstanding voting stock; but in that event the Committee may also give the option holder or other grantee the right to exercise the outstanding options or rights in full during some period prior to the occurrence of any of those events, even though the options or rights have not yet become fully exercisable.

        The 1996 Incentive Plan specifies that the Company may make loans to key employees in connection with their exercise of options, purchase of shares or realization of the benefits of other awards granted under the 1996 Incentive Plan. The terms and conditions of the loans, if any are made, are to be set by the Committee.

        In consideration of the granting of a stock option, SAR, dividend equivalent, performance award, stock payment, or right to receive restricted or deferred stock, the employee or consultant must agree in the written agreement embodying the award to remain in the employ of, or to continue as a consultant for, the Company, the Partnership, a Corporate Subsidiary or a Partnership Subsidiary for at least one year after the award is granted.

        The dates on which options or other awards under the 1996 Incentive Plan first become exercisable and on which they expire will be set forth in individual stock options or other agreements setting forth the terms of the awards. The agreements generally will provide that options and other awards expire on or soon after the termination of the individual's status as an employee or consultant, although the Committee may provide that options and other awards continue to be exercisable following a termination without cause, or following a change in control of the Company, or because of the individual's retirement, death, disability or otherwise. Similarly, restricted stock granted under the 1996 Incentive Plan that has not vested generally will be subject to repurchase by the Company in the event of the participant's termination of employment or consultancy.

        No option, SAR or other right to acquire Common Shares granted under the 1996 Incentive Plan may be assigned or transferred by the grantee, except by will or the laws of descent and distribution, although the shares underlying those rights may be transferred if the option has been exercised or all applicable restrictions have lapsed. During the lifetime of the holder of any option or right, the option or right may be exercised only by the holder.

        The Company will be entitled to require participants to discharge withholding tax obligations in connection with the issuance, vesting or exercise of any option or other right granted under the 1996 Incentive Plan. Shares held by or to be issued to a participant may also be used to discharge tax withholding obligations related to the issuance, vesting or exercise of options or other rights or the receipt of other awards, subject to the discretion of the Committee to disapprove that use.

FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH THE 1996 INCENTIVE PLAN

        The tax consequences of the 1996 Incentive Plan under current federal law are summarized in the following discussion which deals with the general tax principles applicable to the 1996 Incentive Plan, and is intended for general information only. In addition, the tax consequences described below are subject to the limitation of the 1993 Omnibus Budget Reconciliation Act ("OBRA"), as discussed in further detail below. State and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

        Nonqualified Stock Options. For federal income tax purposes, the recipient of NQSOs granted under the 1996 Incentive Plan will not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of NQSOs the optionee will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise. An optionee's basis for the stock for purposes of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the NQSO.

        Incentive Stock Options. There is no taxable income to an employee when an ISO is granted to him or when that option is exercised; however, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an "item of adjustment" for purposes of alternative minimum tax. Gain realized by an optionee upon sale of stock issued on exercise of an ISO is taxable at capital gains rates, and no tax deduction is available to the Company, unless the optionee disposes of the shares within two years after the date of grant of the option or within one year of the date the shares were transferred to the optionee. In such event the difference between the option exercise price and the fair market value of the shares on the date of the option's exercise will be taxed as ordinary income; the balance of the gain, if any, will be taxed as capital gain. The Company will be entitled to a deduction with regard to an ISO only to the extent the employee has ordinary income. An ISO exercised more than three months after an optionee's retirement from employment, other than by reason of death or disability, will be taxed as an NQSO, with the optionee deemed to have received income upon such exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

        Stock Appreciation Rights. No taxable income is realized upon the receipt of an SAR, but upon exercise of the SAR the fair market value of the shares received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. The Company will be entitled to a deduction for compensation paid in the same amount which the recipient realized as ordinary income.

        Restricted Stock and Deferred Stock. An employee to whom restricted or deferred stock is issued will not have taxable income upon issuance and the Company will not then be entitled to a deduction, unless in the case of restricted stock an election is made under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to repurchase by the Company, the employee will realize ordinary income and the Company will be entitled to a deduction in an amount equal to the fair market value of the shares at the date such restrictions lapse, less the purchase price therefor. Similarly, when deferred stock vests and is issued to the employee, the employee will realize ordinary income and the Company will be entitled to a deduction in an amount equal to the fair market value of the shares at the date of issuance. If an election is made under
Section 83(b) with respect to restricted stock, the employee will realize ordinary income at the date of issuance equal to the difference between the fair market value of the shares at that date less the purchase price therefor and the Company will be entitled to a deduction in the same amount. The Code does not permit a Section 83(b) election to be made with respect to deferred stock.

        Dividend Equivalents. A recipient of a dividend equivalent award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant will recognize ordinary income, and the Company will be entitled to a corresponding deduction. Performance Awards. A participant who has been granted a performance award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or Common Shares of the Company, the participant will have ordinary income, and the Company will be entitled to a corresponding deduction.

        Stock Payments. A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will be taxed as if the cash payment has been received, and the Company will have a deduction in the same amount.

        Deferred Compensation. Participants who defer compensation generally will recognize no income, gain or loss for federal income tax purposes when NQSOs are granted in lieu of amounts otherwise payable, and the Company will not be entitled to a deduction at that time. When and to the extent options are exercised, the ordinary rules regarding nonqualified. stock options outlined above will apply.

        Effect of 1993 Omnibus Budget Reconciliation Act on the 1996 Incentive Plan. Under OBRA, which became law in August 1993, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid in 1996 and thereafter) for certain executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. However, under OBRA, the deduction limit does not apply to certain "performance-based" compensation established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the performance-based exception if the awards are made by a qualifying compensation committee, the plan sets the maximum number of shares that can be granted to any particular employee within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date).

        It is the Company's policy generally to design the Company's compensation programs to conform with the OBRA legislation and related regulations so that total compensation paid to any employee will not exceed $1 million in any one year, except for compensation payments in excess of $1 million which qualify as "performance-based." The Company intends to comply with other requirements of the performance-based compensation exclusion under OBRA, including option pricing requirements and requirements governing the administration of the 1996 Stock Incentive Plan, so that the deductibility of compensation paid to top executives thereunder is not expected to be disallowed.

VOTE REQUIRED AND BOARD RECOMMENDATION

        In order to approve the Amendment, the affirmative vote of the holders of a majority of the shares present and entitled to vote at the meeting is required for approval of the proposed Amendment to the 1996 Incentive Plan. For purposes of the vote on the proposed Amendment, abstentions will have the same effect as votes against the proposed Amendment and broker non-votes will not be counted as shares entitled to vote on the matter and will have no effect on the result of the vote.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ADOPTION OF THE PROPOSED AMENDMENT TO THE 1996 INCENTIVE PLAN

                           PROXY SOLICITATION EXPENSE

        The cost of soliciting proxies will be borne by the Company. The Company will also request persons, firms and corporations holding shares beneficially owned by others to send proxy material to, and obtain proxies from, the beneficial owners of such shares and will, upon request, pay the holders' reasonable expenses for doing so.

June 23, 1998

                                      By Order of the Board of Directors

                                      /s/ DIANA M. LAING
                                      Diana M. Laing
                                      Chief Financial Officer
                                      and Secretary

                                                                     EXHIBIT "A"

                                AMENDMENT TO THE
                    1996 STOCK OPTION AND INCENTIVE PLAN OF
            ARDEN REALTY, INC. AND ARDEN REALTY LIMITED PARTNERSHIP

        This Amendment to the 1996 Stock Option and Incentive Plan of Arden Realty, Inc. and Arden Realty Limited Partnership (the "Amendment") is adopted by Arden Realty, Inc., a Maryland corporation (the "Company"), effective as of July 22, 1998.

RECITALS

        A. The 1996 Stock Option and Incentive Plan of Arden Realty, Inc. and Arden Realty Limited Partnership (the "1996 Incentive Plan") was adopted by the Board of Directors and approved by the shareholders of the Company on September 16, 1996.

        B. Section 10.2 of the 1996 Incentive Plan provides that the Board may amend the 1996 Incentive Plan, subject in certain instances to receipt of approval of the shareholders of the Company.

        C. Section 422 of the Internal Revenue Code of 1986, as amended, requires that there be stated in the 1996 Incentive Plan an aggregate number of shares issuable upon exercise of incentive stock options granted under the 1996 Incentive Plan.

        D. On May 29, 1998, the Board of Directors of the Company unanimously adopted an Amendment to the 1996 Incentive Plan increasing the number of shares of Common Stock reserved for issuance from 1,500,000 to 4,200,000 shares.

        E. The Amendment to the 1996 Incentive Plan was presented to the shareholders for approval at the Special Meeting held on the 22nd day of July, 1998.

                                   AMENDMENT

        The 1996 Incentive Plan is amended as provided herein and except as so amended the 1996 Incentive Plan remains in full force and effect. Terms used herein not otherwise defined shall have the meaning ascribed to them in the 1996 Incentive Plan.

        1. Article II, Section 2.1, Paragraph (a) -- Shares Subject to Plan, is hereby amended in its entirety to read as follows:

          2.1 Shares Subject to Plan.

          (a) The shares of stock subject to Options, awards of Restricted Stock, Performance Awards, Dividend Equivalents, awards of Deferred Stock, Stock Payments or Stock Appreciation Rights shall be Common Stock, initially shares of the Company's Common Stock, par value $.01 per share. The maximum number of such shares which may be issued upon exercise of such options or rights or upon any such awards under the Plan shall be four million two hundred thousand (4,200,000). The shares of Common Stock issuable upon exercise of such options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares.

        The undersigned, Diana M. Laing, secretary of the Company, hereby certifies that the Board and the shareholders of the Company adopted the foregoing Amendment to the 1996 Incentive Plan on May 29, 1998 and July 22, 1998, respectively.

        EXECUTED at Los Angeles, California this ____ day of July, 1998.

      --------------------------------------------------------------------------
                                      Diana M. Laing, Secretary

1.  Election of Director:           FOR the nominee listed below          [ ]       WITHHOLD AUTHORITY to vote     [ ]
                                    (except as indicated to the contrary)           for the nominee listed below.

                                              Nominee:  PETER S. GOLD

2.  Amendment to the 1996 Stock Option and Incentive Plan.

         FOR [ ]       AGAINST [ ]     ABSTAIN [ ]





                                                                                          Change of Address and
                                                                                          or Comments Mark Here   [ ]


                                                                    Please sign exactly as your name appears hereon. When
                                                                    signing as attorney, executor, administrator, trustee,
                                                                    or guardian, please give full title. If more than one
                                                                    trustee, all should sign. All joint owners should sign.
                                                                    If a corporation, please sign in full corporate name
                                                                    by  President or other authorized officer.


                                                                    Dated: _____________________________________________, 1998


                                                                    __________________________________________________________
                                                                                          (Signature)


                                                                    __________________________________________________________
                                                                                  (Signature if held jointly)


 (Please sign, date and return this proxy in the enclosed postage prepaid envelope.)          Votes must be indicated
                                                                                              [X] in Black or Blue Ink.   [ ]

------------------------------------------------------------------------------------------------------------------------------


                                                     ARDEN REALTY, INC.
                                            11601 WILSHIRE BOULEVARD, FOURTH FLOOR
                                              LOS ANGELES, CALIFORNIA 90025


                                                         P R O X Y

                                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Arden Realty, Inc. acknowledges receipt of a copy of the proxy statement dated June 23, 1998, and, revoking any proxy heretofore given, hereby appoints Richard S. Ziman and Victor J. Coleman, and each of them, as proxies for the undersigned, and hereby authorizes each of them to vote all the shares of Common Stock of the Company held of record by the undersigned on June 22, 1998, at the Special Meeting of Stockholders to be held on July 22, 1998, or any adjournment or postponement thereof, and otherwise to represent the undersigned at the meeting with all powers  possessed by the undersigned if personally present at the meeting.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY,
WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED,
IT WILL BE VOTED "FOR" PROPOSALS 1 and 2 ABOVE.

(Continued and to be dated and signed on the reverse side.)

                                                                                            ARDEN REALTY, INC.
                                                                                            P.O. Box 11414
                                                                                            New York, N.Y. 10203-0414